                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the Registrant:                     [X]
Filed by a Party other than the Registrant:  [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement      [ ] Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               AVICI SYSTEMS INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:________________________

    (5) Total fee paid:_________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid: _______________________________________________

    (2)  Form, Schedule or Registration Statement no.: _________________________

    (3)  Filing Party: _________________________________________________________

    (4)  Date Filed: ___________________________________________________________

                              AVICI SYSTEMS INC.
                             101 Billerica Avenue
                           North Billerica, MA 01862

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 8, 2002

   A Special Meeting of Stockholders of Avici Systems Inc. (the "Company") will be held at the offices of Testa, Hurwitz & Thibeault, LLP, Conference Room 22B, 125 High Street, Boston, Massachusetts 02110, on Friday, November 8, 2002 at
9 a.m., local time, to consider and act upon each of the following matters:

    1. To approve an amendment to the Fourth Restated Certificate of Incorporation of the Company to effect a reverse stock split whereby each outstanding 2, 3, 4 or 5 shares would be combined, converted and changed into one share of Common Stock, with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all amendments as permitted under Section 242(c) of the Delaware General Corporation Law, to be determined by the Board of Directors.

    2. To transact such other business as may properly come before the meeting and any adjournments thereof.

   Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on October 4, 2002, the record date fixed by the Board of Directors for such purpose.

                                          By Order of the Board of Directors

                                          /s/ Peter C. Anastos
                                          Peter C. Anastos
                                          Secretary

North Billerica, Massachusetts
October 15, 2002

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                              AVICI SYSTEMS INC.
                             101 Billerica Avenue
                           North Billerica, MA 01862

                                PROXY STATEMENT

                     FOR A SPECIAL MEETING OF STOCKHOLDERS

                        To Be Held on November 8, 2002

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Avici Systems Inc. (the "Company") for use at a Special Meeting of Stockholders to be held at the offices of Testa, Hurwitz & Thibeault, LLP, Conference Room 22B, 125 High Street, Boston, Massachusetts 02110 on Friday, November 8, 2002, at 9 a.m. and at any adjournments thereof (the "Special Meeting"). All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the enclosed proxy card (or any signed and dated copy thereof) will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by: (i) delivering written revocation or a later dated proxy to the President or Secretary of the Company at any time before it is exercised; or (ii) attending the Special Meeting and voting in person.

   Only stockholders of record as of the close of business on October 4, 2002, the record date fixed by the Board of Directors, will be entitled to vote at the Annual Meeting and at any adjournments thereof. As of that date, there were
an aggregate of [      ] shares of common stock, par value $.0001 per share
(the "Common Stock"), of the Company outstanding and entitled to vote. Each share is entitled to one vote.

   The Board of Directors knows of no other matter to be presented at the Special Meeting. If any other matter upon which a vote may properly be taken should be presented at the Special Meeting, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

   It is anticipated that this proxy statement and the accompanying proxy will be first mailed to stockholders on or about October 15, 2002.

               PROPOSAL TO AMEND THE FOURTH RESTATED CERTIFICATE
               OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Background

   The Company's Common Stock is quoted on The Nasdaq Stock Market's National Market (the "National Market"). In order for the Company's Common Stock to continue to be quoted on the National Market, the Company must satisfy various listing maintenance standards established by Nasdaq. Among other things, the Company is required to have stockholders' equity of at least $10 million and the Company's Common Stock held by persons other than officers, directors and beneficial owners of greater than 10% of our total outstanding shares, often referred to as the public float, must have an aggregate market value of at least $5 million. Additionally, at least 400 persons must each own at least 100 shares of the Company's Common Stock and the Company's Common Stock must have a minimum bid price of at least $1.00 per share.

   Under Nasdaq's listing maintenance standards, if the closing bid price of shares of the Company's Common Stock is under $1.00 per share for 30 consecutive trading days and does not thereafter close at $1.00 per share or higher for a minimum of ten consecutive trading days during the 90 calendar days following notification by Nasdaq, Nasdaq may delist the Company's Common Stock from trading on the National Market. In that event, the Company may be eligible to have shares of its Common Stock listed for trading on The Nasdaq Stock Market's SmallCap Market (the "SmallCap Market"). If a delisting were to occur, and the Company's Common Stock did not thereafter qualify for trading on the SmallCap Market, the Company's Common Stock may trade on the OTC Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc. These alternatives are generally considered to be less efficient and less broad-based than the National Market.

   On August 26, 2002, the Company received a letter from Nasdaq advising it that its Common Stock had not met Nasdaq's minimum bid price requirement for 30 consecutive trading days and that, if the Company were unable to demonstrate compliance with this requirement for ten consecutive trading days during the 90 calendar days ending November 25, 2002, the Company's Common Stock would be delisted at that time. If the Company were to transfer its Common Stock to the SmallCap Market, the Company may be eligible for an extended grace period of up to 360 days, but would still need to comply with the $1.00 minimum bid price requirement prior to expiration of such grace period in order to avoid delisting. If the Company were able to effect such compliance during the grace period, it would be eligible to transfer back to the National Market if it maintained a closing bid price of at least $1.00 per share for 30 consecutive trading days and satisfied all other continued listing requirements for the National Market. However, there can be no assurance that the Company would be able to meet these requirements during the applicable grace period and thereby avoid delisting.

   In response to this notice, the Board of Directors considered, deemed advisable, adopted a resolution approving and recommends to the stockholders for their approval a series of proposed amendments to the Company's Fourth Restated Certificate of Incorporation (the "Restated Certificate of Incorporation"), to effect a reverse stock split, at the discretion of the Board of Directors pursuant to Section 242(c) of the Delaware General Corporation Law, to be implemented for the purpose of increasing the market price of the Company's Common Stock above the Nasdaq minimum bid requirement of $1.00. Under these proposed amendments, each outstanding 2, 3, 4 or 5 shares of Common Stock would be combined, converted and changed into one share of Common Stock (the "Reverse Stock Splits"), with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all of such amendments, to be determined by the Board following the Special Meeting.

   If the Board determines to effect one of the Reverse Stock Splits (the "Effective Reverse Stock Split") by filing the applicable amendment with the Secretary of State of the State of Delaware, all other amendments shall be abandoned. Approval of the Reverse Stock Splits will authorize the Board in its discretion to effectuate the Effective Reverse Stock Split in any of the following ratios: 1:2, 1:3, 1:4 or 1:5, or to not effect any of the Reverse Stock Splits. The Board believes that stockholder approval of selected exchange ratios within an exchange ratio range (as opposed to approval of a specified exchange ratio) provides the Board with maximum flexibility to achieve the purposes of the Effective Reverse Stock Split and, therefore, is in the best interests of the Company and its stockholders. The actual timing for implementation of the Effective Reverse Stock Split would be determined by the Board based upon its evaluation as to when such action would be most advantageous to the Company and its stockholders.

   If the Reverse Stock Splits are approved by the stockholders and following such approval the Board determines an Effective Reverse Stock Split is in the best interest of the Company and its stockholders, the Restated Certificate of Incorporation would be amended accordingly. The text of the form of amendments to the Restated Certificate of Incorporation which would be filed with the Secretary of State of the State of Delaware to effect the Effective Reverse Stock Split is set forth in Appendix A to this Proxy Statement; provided, however, that such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the Effective Reverse Stock Split.

Reasons for the Effective Reverse Stock Split

   The Board recommends the Reverse Stock Split for the following reasons. First, the Board believes that the Reverse Stock Split is the most effective means of increasing the per share market price of the Company's Common Stock in order to maintain its listing on the National Market. Second, the Board believes that the Reverse Stock Split could encourage investor interest in the Company and promote greater liquidity for the Company's stockholders.

   Nasdaq Listing. The primary reason for the Effective Reverse Stock Split is to increase the per share market price of the Common Stock. The Common Stock has been quoted on the National Market since July 2000 when the Company completed its initial public offering. As mentioned above, in August 2002, the Company was notified by Nasdaq that, based upon its review of price data for the Common Stock, the closing bid price for the Common Stock was less than $1.00 per share during the relevant review period of thirty consecutive trading days, which is a requirement for continued inclusion of the Common Stock on the National Market. If the Company is unable to demonstrate compliance with this requirement for ten consecutive trading days during the 90 calendar days ending November 25, 2002, the Company's Common Stock may be delisted. The Board believes that delisting from the National Market could adversely affect (i) the liquidity and marketability of shares of the Common Stock; (ii) the trading price of the Common Stock; and (iii) the Company's relationships with vendors and customers. The Board also believes that the National Market provides a broader market for the Common Stock than would the SmallCap Market, the OTC Bulletin Board or the "pink sheets" and is, therefore, preferable to those alternatives. The Company's Common Stock is currently quoted on the National Market under the symbol "AVCI". During the period from September 24, 2001 to September 24, 2002, the closing sales price per share of the Company's Common Stock ranged from a high of $3.75 to a low of $0.63. The closing sales price on September 24, 2002 was $0.63. The Board believes that a reverse stock split may have the effect of increasing the trading price of the Common Stock to a level high enough to satisfy the Nasdaq minimum bid price requirement for continued listing of the Common Stock on the National Market, and that a reverse stock split would be the most effective means available to avoid a delisting of the Common Stock.

   Increased Investor Interest. The Board also believes that an increase in the per share price of the Common Stock could encourage increased investor interest in the Common Stock and possibly promote greater liquidity for the Company's stockholders. The Board of Directors believes that the current low per share market price of the Common Stock, which it believes is due in part to the overall weakness in the market for stocks, has had a negative effect on the marketability of the existing shares. The Board believes there are several reasons for this effect. First, certain institutional investors have internal policies preventing the purchase of low-priced stocks. Moreover, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. These policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that make the handling of low-priced stocks unattractive to brokers from an economic standpoint. Second, because the brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the share price of the Common Stock was substantially higher. This factor is also believed to limit the willingness of institutions to purchase the Common Stock. Third, many brokerage firms are reluctant to recommend low-priced stocks to their customers. Finally, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of low-priced stocks.

   The Board also believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the Effective Reverse Stock Split, and the anticipated increase in the price of the Common Stock, could encourage interest in the Common Stock and possibly promote greater liquidity for the Company's stockholders, although such liquidity could be adversely affected by the reduced number of shares outstanding after the Effective Reverse Stock Split. In addition, although any increase in the market price of the Common Stock resulting from the Effective Reverse Stock Split may be proportionately less than the decrease in the number of outstanding shares, the Board believes the Effective Reverse Stock Split will result in an increase in the bid price for the Common Stock that will be large enough to avoid delisting from the National Market and to possibly reduce the effect of some of the policies and practices referred to above. It should be noted, however, that if the Reverse Stock Split is implemented, some stockholders may consequently own less than one hundred shares of Common Stock. A purchase or sale of less than one hundred shares (an "odd lot" transaction) may result in incrementally higher trading costs through certain brokers, particularly "full service" brokers.
Therefore, those stockholders who own less than one hundred shares following the Effective Reverse Stock Split may be required to pay modestly higher transaction costs should they then determine to sell their shares in the Company.

   Stockholders should note that the effect of the Effective Reverse Stock Split upon the market prices for the Company's Common Stock cannot be accurately predicted. In particular, there is no assurance that prices for shares of the Common Stock after the Effective Reverse Stock Split will be two to five times, as applicable, the prices for shares of the Common Stock immediately prior to the Effective Reverse Stock Split. Furthermore, there can be no assurance that the market price of the Common Stock immediately after the proposed Effective Reverse Stock Split will be maintained for any period of time. Even if an increased share price can be maintained, the Effective Reverse Stock Split may not achieve the desired results which have been outlined above. Moreover, because some investors may view the Effective Reverse Stock Split negatively, there can be no assurance that the Reverse Stock Splits will not adversely impact the market price of the Common Stock or, alternatively, that the market price following the Effective Reverse Stock Split will either exceed or remain in excess of the current market price.

   While the Company expects the Effective Reverse Stock Split to be sufficient to prevent Nasdaq from delisting its Common Stock, it is possible that, even if the Effective Reverse Stock Split results in a bid price for the Common Stock that exceeds $1.00 per share, it may not be able to continue to satisfy the additional criteria for continued listing on the National Market. These additional criteria consist of maintaining (i) shareholders' equity of at least $10 million, (ii) a public float of 750,000 shares of Common Stock, (iii) a market value of the public float of at least $5 million, (iv) at least 400 shareholders (round lot holders), (v) at least two market makers for the Common Stock and (vi) compliance with certain corporate governance requirements. The Company believes that it satisfies all of these other maintenance criteria as of October 15, 2002. There can be no assurance, however, that the Company will be successful in meeting all requisite maintenance criteria.

Board Discretion to Implement Effective Reverse Stock Split

   If the Reverse Stock Splits are approved by the stockholders of the Company at the Special Meeting, the Effective Reverse Stock Split will be effected, if at all, only upon a determination by the Board that one of the Reverse Stock Splits (with an exchange ratio determined by the Board as described above) is in the best interests of the Company and its stockholders. Such determination shall be based upon certain factors, including meeting the listing requirements for the National Market, existing and expected marketability and liquidity of the Common Stock, prevailing market conditions and the likely effect on the market price of the Common Stock. Notwithstanding approval of the Reverse Stock Splits by the stockholders, the Board may, in its sole discretion, abandon all of the proposed amendments and determine prior to the effectiveness of any filing with the Delaware Secretary of State not to effect any of the Reverse Stock Splits, as permitted under Section 242(c) of the Delaware General Corporation Law. If the Board fails to implement any of the Reverse Stock Splits, further stockholder approval would be required prior to implementing any reverse stock split.

Effect of the Effective Reverse Stock Split on Registration and Voting Rights

   The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Effective Reverse Stock Split would not affect the registration of the Common Stock under the Exchange Act. After the Effective Reverse Stock Split, the Common Stock would continue to be reported on the National Market under the symbol "AVCI" (although Nasdaq would likely add the letter "D" to the end of the trading symbol for a period of 20 trading days to indicate that the Effective Reverse Stock Split has occurred).

   Proportionate voting rights and other rights of the holders of Common Stock would not be affected by the Effective Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares as described below). For example, a holder of 2% of the voting power of the outstanding shares of Common Stock immediately prior to the effective time of the Effective Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of Common Stock after the Effective Reverse Stock Split. Although the Effective Reverse Stock Split would not affect the rights of stockholders or any stockholder's proportionate equity interest in the Company (subject to the treatment of fractional shares), the number of authorized shares of Common Stock would not be reduced and would increase significantly the ability of the Board to issue such authorized and unissued shares without further stockholder action. The number of stockholders of record would not be affected by the Effective Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Effective Reverse Stock Split).

Effect of the Effective Reverse Stock Split on the Authorized but Unissued Shares of Common Stock

   The number of authorized but unissued shares of Common Stock effectively will be increased significantly by the Effective Reverse Stock Split. For example, based on the 50,289,099 shares of Common Stock outstanding on December 31, 2001, and the 250,000,000 shares of Common Stock that are authorized under the Restated Certificate of Incorporation, a one-for-five Effective Reverse Stock Split would have the effect of increasing the number of authorized but unissued shares of Common Stock from 199,710,901 to 239,942,181. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock. The effective increase in the number of authorized but unissued shares of Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company's Restated Certificate of Incorporation or Bylaws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of the Company through a transaction opposed by the Board.

Effect of the Effective Reverse Stock Split on Stock Options, Warrants, Rights and Par Value

   The Effective Reverse Stock Split would reduce the number of shares of Common Stock available for issuance under the Company's 2000 Stock Option and Incentive Plan (the "2000 Plan"), the 2000 Nonemployee Director Stock Option Plan (the "Director Plan") and the 2000 Employee Stock Purchase Plan (the "ESPP") in proportion to the exchange ratio of the Effective Reverse Stock Split. The number of shares of Common Stock currently authorized for issuance but unissued at September 24, 2002 under the 2000 Plan, the Director Plan and the ESPP is 2,553,998, 365,000, and 602,926 respectively (prior to giving effect to the Effective Reverse Stock Split). The par value of the Company's Common Stock and Preferred Stock would remain at $0.0001 and $0.01, respectively, per share following the effective time of the Effective Reverse Stock Split, while the number of shares of Common Stock issued and outstanding would be reduced.

   The Company also has outstanding certain stock options and warrants to purchase shares of Common Stock. Under the terms of the outstanding stock options and warrants, the Effective Reverse Stock Split will effect a reduction in the number of shares of Common Stock issuable upon exercise of such stock options and warrants in proportion to the exchange ratio of the Effective Reverse Stock Split and will effect a proportionate increase in the exercise price of such outstanding stock options and warrants. In connection with the Effective Reverse Stock Split, the number of shares of Common Stock issuable upon exercise or conversion of outstanding stock options and warrants will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding. No fractional shares of Common Stock will be issued in connection with the proposed Effective Reverse Stock Split. Holders of Common Stock who would otherwise receive a fractional share of Common Stock pursuant to the Effective Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below.

   The Company also has outstanding certain rights (the "Rights") to purchase shares of Series A Junior Participating Preferred Stock (the "Series A Preferred"). Under the terms of the Rights, the Effective Reverse Stick Split will effect an increase in the number of one one-thousandths of a share of Series A Preferred purchasable upon exercise of such Rights and will effect a proportionate decrease in the aggregate number of Rights. In connection with the Effective Reverse Stock Split, the Board of Directors considered, deemed advisable and adopted a resolution approving a corresponding series of proposed amendments to the Certificate of Designation of Series A Junior Participating Preferred Stock of the Company (the "Certificate of Designation"). If the Effective Reverse Stock Split is implemented, the Certificate of Designation would be amended accordingly. The text of the form of amendments to the Certificate of Designation which would be filed with the Secretary of State of the State of Delaware is set forth in Appendix B to this Proxy Statement; provided, however, that such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the Effective Reverse Stock Split.

Effective Date

   If the proposed Reverse Stock Splits are approved at the Special Meeting and the Board of Directors elects to proceed with the Reserve Stock Split in one of the approved ratios, the Effective Reverse Stock Split would become effective as of 5:00 p.m. Eastern time on the date of filing (the "Effective Date") of the applicable Certificate of Amendment to the Restated Certificate of Incorporation with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the Effective Date, shares of Common Stock issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, combined and converted into new shares of Common Stock in accordance with the Effective Reverse Stock Split ratio determined by the Board within the limits set forth in this Proposal.

Exchange of Stock Certificates

   Shortly after the Effective Date, each holder of an outstanding certificate theretofore representing shares of Common Stock will receive from Mellon Investor Services, as the Company's exchange agent (the "Exchange Agent") for the Effective Reverse Stock Split, instructions for the surrender of such certificate to the Exchange Agent. Such instructions will include a form of Transmittal Letter to be completed and returned to the Exchange Agent. As soon as practicable after the surrender to the Exchange Agent of any certificate that prior to the Effective Reverse Stock Split represented shares of Common Stock, together with a duly executed Transmittal Letter and any other documents the Exchange Agent may specify, the Exchange Agent shall deliver to the person in whose name such certificate had been issued certificates registered in the name of such person representing the number of full shares of Common Stock into which the shares of Common Stock previously represented by the surrendered certificate shall have been reclassified and a check for any amounts to be paid in cash in lieu of any fractional share. Until surrendered as contemplated herein, each certificate that immediately prior to the Effective Reverse Stock Split represented any shares of Common Stock shall be deemed at and after the Effective Reverse Stock Split to represent the number of full shares of Common Stock contemplated by the preceding sentence. Each certificate representing shares of Common Stock issued in connection with the Effective Reverse Stock Split will continue to bear any legends restricting the transfer of such shares that were borne by the surrendered certificates representing the shares of Common Stock.

   No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any certificate that prior to approval of the Effective Reverse Stock Split represented any shares of Common Stock, except that if any certificates of Common Stock are to be issued in a name other than that in which the certificates for shares of Common Stock surrendered are registered, it shall be a condition of such issuance that (i) the person requesting such issuance shall pay to the Company any transfer taxes payable by reason thereof (or prior to transfer of such certificate, if any) or establish to the satisfaction of the Company that such taxes have been paid or are not payable,
(ii) such transfer shall comply with all applicable federal and state securities laws, and (iii) such surrendered certificate shall be properly endorsed and otherwise be in proper form for transfer.

No Appraisal Rights

   Under Delaware law, stockholders of the Company would not be entitled to dissenter's or appraisal rights with respect to the Effective Reverse Stock Split.

Cash Payment in Lieu of Fractional Shares

   In lieu of any fractional shares to which a holder of Common Stock would otherwise be entitled as a result of the Effective Reverse Stock Split, the Company shall pay cash equal to such fraction multiplied by the average of the high and low trading prices of the Common Stock on the National Market during regular trading hours for the five trading days immediately preceding the Effective Date.

Federal Income Tax Consequences

   The following description of the material federal income tax consequences of the Effective Reverse Stock Split is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Effective Reverse Stock Split. This discussion is for general information only and does not discuss the tax consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of the Effective Reverse Stock Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

   In general, the federal income tax consequences of the Effective Reverse Stock Split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of Common Stock in exchange for their old shares of Common Stock. The Company believes that because the Effective Reverse Stock Split is not part of a plan to increase periodically a stockholder's proportionate interest in the Company's assets or earnings and profits, the Effective Reverse Stock Split will likely have the following federal income tax effects: A stockholder who receives solely a reduced number of shares of Common Stock will not recognize gain or loss. In the aggregate, such a stockholder's basis in the reduced number of shares of Common Stock will equal the stockholder's basis in its old shares of Common Stock. A stockholder who receives cash in lieu of a fractional share as a result of the Effective Reverse Stock Split will generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code, which distribution will be taxed as either a distribution under Section 301 of the Code or an exchange to such stockholder, depending on that stockholder's particular facts and circumstances. Generally, a stockholder receiving such a payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share. In the aggregate, such a stockholder's basis in the reduced number of shares of Common Stock will equal the stockholder's basis in its old shares of Common Stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash, and the holding period of the post-Effective Reverse Stock Split shares received will include the holding period of the pre-Effective Reverse Stock Split shares exchanged.

   The Company will not recognize any gain or loss as a result of the Effective Reverse Stock Split.

   The Board of Directors recommends a vote FOR the approval of the proposal to amend the Company's Restated Certificate of Incorporation.

               SECURITIES OWNERSHIP OF MANAGEMENT AND DIRECTORS

   The following table sets forth as of September 24, 2002 (unless otherwise indicated), certain information regarding beneficial ownership of the Company's Common Stock (i) by each director and executive officer of the Company, and
(ii) by all directors and executive officers of the Company as a group. Unless otherwise listed below, each person maintains a business address at c/o Avici Systems Inc., 101 Billerica Avenue, North Billerica, Massachusetts, 01862.

                                                                                Amount and
                                                                                 Nature of     Percent of
                                                                                Beneficial    Common Stock
Name and Address of Beneficial Owner                 Title(s)                  Ownership (1) Outstanding (2)
------------------------------------                 --------                  ------------- ---------------
Executive Officers and Directors

Steven B. Kaufman (3)............... President, Chief Executive Officer and        685,296        1.35%
                                     Class II Director

Paul F. Brauneis (4)................ Chief Financial Officer, Senior Vice          187,757           *
                                     President of Finance and Administration
                                     and Treasurer

Christopher W. Gunner (5)........... Senior Vice President of Research and         283,779           *
                                     Development

Chris V. Simpson (6)................ Senior Vice President of Sales, Marketing      86,979           *
                                     and Support

Surya R. Panditi (7)................ Class III Director and Chairman of the      1,059,961         2.1%
c/o Convergent Networks, Inc.        Board of Directors
900 Chelmsford Street
Tower Three
Lowell, MA 01851

Sanjiv Ahuja (8).................... Class I Director                               35,556           *
c/o Comstellar Technologies
100 Campus Drive
Florham Park, NJ 07932

Stephen M. Diamond (9).............. Class II Director                             894,857        1.77%
c/o Sprout Venture Capital
3000 Sand Hill Road
Menlo Park, CA 94025

Richard T. Liebhaber (10)........... Class II Director                             147,500           *

James R. Swartz (11)................ Class III Director                            917,878         1.8%
  c/o Accel Partners
  428 University Avenue
  Palo Alto, CA 94301

Henry Zannini (12).................. Class I Director                              404,275           *

All Executive Officers and Directors                                             4,407,838         9.3%
  as a Group (10 persons)...........

--------
 *  Less than one percent of the outstanding Common Stock.

(1) The number of shares beneficially owned by each stockholder is determined in accordance with the rules of the Securities and Exchange Commission and are not necessarily indicative of beneficial ownership for any other purpose. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of September 24, 2002 ("Presently Exercisable Securities") are deemed outstanding for computing the percentage of the person or entity holding such securities, but are not deemed outstanding for computing the percentage of any other person or entity. The Company does not know of any person who beneficially owns more than 5% of the outstanding capital stock.

(2) Percentage of beneficial ownership is based on 50,426,794 shares of Common Stock outstanding as of September 24, 2002.

(3) Includes 3,170 shares held in trust for Mr. Kaufman's children, 43,064 shares which are subject to forfeiture and restrictions in accordance with a vesting schedule and 490,669 shares issuable upon exercise of options within 60 days of September 24, 2002. Mr. Kaufman may surrender a certain number of his shares of common stock to pay the withholding taxes due upon the vesting of restricted stock on October 30, 2002.

(4) Includes 28,529 shares held by Paul F. Brauneis and Dorothy F. Brauneis, JTROS, 8,251 shares which are subject to forfeiture and restrictions in accordance with a vesting schedule and 159,228 shares issuable upon exercise of options within 60 days of September 24, 2002. Mr. Brauneis may surrender a certain number of his shares of common stock to pay the withholding taxes due upon the vesting of restricted stock on October 30, 2002.

(5) Includes 8,251 shares which are subject to forfeiture and restrictions in accordance with a vesting schedule and 139,227 shares issuable upon exercise of options within 60 days of September 24, 2002.

(6) Includes 86,979 shares issuable upon exercise of options within 60 days of September 24, 2002.

(7) Includes 40,000 shares held by Mr. Panditi's wife, 10,000 shares held in trust for Mr. Panditi's daughter, 150,000 shares held by the Surya Panditi GRAT, 50,000 shares held by the Panditi Family GST Trust 2000, 200,000 shares held by the Surya Panditi GRAT 2002, 9,751 shares which are subject to forfeiture and restrictions in accordance with a vesting schedule and 85,812 shares issuable upon exercise of options within 60 days of September 24, 2002. Mr. Panditi may surrender a certain number of his shares of common stock to pay the withholding taxes due upon the vesting of restricted stock on October 30, 2002.

(8) Includes 35,556 shares issuable upon exercise of options within 60 days of September 24, 2002.

(9) Consists of 55,965 shares held by Sprout Venture Capital, L.P., 706,446 shares held by Sprout Capital VIII, L.P., 81,278 shares held by DLJESC II, L.P., 3,668 shares held by DLJ Capital Corporation and 47,500 shares issuable upon exercise of options within 60 days of September 24, 2002. DLJ Capital Corporation is the general partner of Sprout Venture Capital, L.P. and Sprout Capital VIII, L.P. DLJ LBO Plans Management Corp. is the general partner of DLJ ESC II, L.P. Mr. Diamond is a general partner of Sprout Capital. Mr. Diamond disclaims beneficial ownership of the shares owned by the DLJ and Sprout entities except to the extent of his pecuniary interest therein.

(10) Consists of 100,000 shares held in a living trust for Mr. Liebhaber's estate or his wife and 47,500 shares issuable upon exercise of options within 60 days of September 24, 2002.

(11) Consists of 338,363 shares held by Accel V L.P., 45,339 shares held by Accel Internet/Strategic Technology Fund L.P., 6,716 shares held by Accel Keiretsu V L.P., 20,151 shares held by Accel Investors '96 L.P., 107,570 shares held by Ellmore C. Patterson Partners, 3,832 shares held by Accel Keiretsu V Associates L.L.C, 83,831 shares held in trust for Mr. Swartz's family, 22,349 shares owned by The Swartz Foundation

   Trust of which Mr. Swartz is the Trustee and 67,500 shares issuable upon exercise of options within 60 days of September 24, 2002. Accel V Associates L.L.C. is the general partner of Accel V L.P. Accel Internet/Strategic Technology Fund Associates L.L.C. is the general partner of Accel Internet/Strategic Technology Fund L.P. Accel Keiretsu V Associates L.L.C. is the general partner of Accel Keiretsu V L.P. Arthur C. Patterson, a general partner of Accel Investors '96 L.P., is the sole general partner of Ellmore C. Patterson Partners. James R. Swartz, is a general partner of Accel Investors '96 L.P. and Accel Partners and a managing member of Accel V Associates L.P., Accel Internet/Strategic Technology Fund Associates L.L.C. and Accel Keiretsu V Associates LLC. Mr. Swartz disclaims beneficial ownership of the shares owned by the Accel entities except to the extent of his pecuniary interest therein, except for Ellmore C. Patterson Partners, for which he completely disclaims ownership since he has no economic interest therein or voting powers. Mr. Swartz disclaims beneficial ownership of the shares held in trust for his family and of the shares held by The Swartz Foundation Trust except to the extent of his pecuniary interest therein.

(12) Includes 380,000 shares held by Henry Zannini and Linda Zannini, JTROS, 4,275 shares owned by Mr. Zannini's wife and 20,000 shares issuable upon exercise of options within 60 days of September 24, 2002.

                               VOTING PROCEDURES

   The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies which contain one or more abstentions or broker "non-votes," are counted as present for purposes of determining the presence or absence of a quorum for the Special Meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

   Proposal. With respect to the proposed amendment of the Company's Fourth Restated Certificate of Amendment, the affirmative vote of the holders of a majority of shares of the Common Stock, in person or represented by proxy, is required for approval. As a result, abstentions and broker non-votes will have the same effect as negative votes.

   Other Matters. For all other matters being submitted to the stockholders at the Special Meeting, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter is required for approval. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. If any other matter not discussed in this Proxy Statement should be presented at the Special Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

                             STOCKHOLDER PROPOSALS

   Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at the 2003 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at the Company's principal executive offices not later than December 20, 2002. In accordance with the Corporation's Amended and Restated Bylaws, the notice to the Company of matters that stockholders otherwise desire to introduce at the 2003 Annual Meeting of Stockholders must be received no earlier than November 20, 2002 and no later than December 20, 2002. In order to curtail controversy as to the date upon which such written notice is received by the Company, it is suggested that such notice be submitted by Certified Mail, Return Receipt Requested.

                           EXPENSES AND SOLICITATION

   All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, certain of the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company or by certain outside proxy solicitation services may also be made of some stockholders in person or by mail, telephone or facsimile following the original solicitation. The estimated cost of soliciting proxies is not expected to exceed $5,000.

                                                                     Appendix A

                           CERTIFICATE OF AMENDMENT
                                      OF
                 FOURTH RESTATED CERTIFICATE OF INCORPORATION

   Avici Systems Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That, at a meeting of the Board of Directors held on September 17, 2002, the Board of Directors of Avici Systems Inc. (the "Corporation") duly and validly adopted the following resolution:

          RESOLVED:  That a proposed amendment to the Fourth Restated
                     Certificate of Incorporation of the Company (the "Amendment"), effecting a change in Article FOURTH thereof so that said Article FOURTH shall be amended as set forth in Exhibit A hereto, is recommended to the stockholders of the Company for their consideration and approval as being in the best interests of the Company.

    SECOND: That the stockholders of the Corporation duly adopted such resolution at a Special Meeting of Stockholders held on November 8, 2002, in accordance with the provisions of Section 211 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

   IN WITNESS WHEREOF, said Avici Systems Inc., has caused this certificate to be executed by Steven B. Kaufman, its President, and attested to by Paul F.
Brauneis, its Treasurer, on this        day of       , 2002.

                                          AVICI SYSTEMS INC.

                                          By: ___________________________
                                             Name: Steven B. Kaufman
                                             Title: President

   ATTEST:

   By: _______________________________
      Name: Paul F. Brauneis
      Title: Treasurer

                                                                      Exhibit A

   The first paragraph of Article FOURTH shall be deleted in its entirety and replaced with the following two paragraphs:

   Effective upon the filing of a Certificate of Amendment of Fourth Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Effective Date"), each [INSERT REVERSE STOCK SPLIT RATIO] shares of Common Stock, $.0001 par value per share (the "Old Common Stock"), then issued and outstanding or held in the treasury of the Corporation at the close of business on the Effective Date shall automatically be combined into one (1) share of Common Stock, $.0001 par value per share (the "New Common Stock"), of the Corporation without any further action by the holders of such shares of Old Common Stock (and any fractional shares resulting from such exchange will not be issued but will be rounded up and exchanged for one (1) whole share of New Common Stock). Each stock certificate representing shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been combined; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled. The New Common Stock issued in this exchange shall have the same rights, preferences and privileges as the Common Stock (as defined below).

   The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 255,000,000 shares, consisting of 250,000,000 shares of Common Stock, $.0001 par value per share ("Common Stock"), and 5,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock").

                                                                     Appendix B

                           CERTIFICATE OF AMENDMENT
                                      of

                          CERTIFICATE OF DESIGNATION
                                      of
                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                                      of

                              AVICI SYSTEMS INC.

                               -----------------

                        (Pursuant to Section 151 of the
                       Delaware General Corporation Law)

                               -----------------


   Avici Systems Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

     FIRST: That a Certificate of Designation of Series A Junior Participating Preferred Stock was originally filed with the Secretary of State of the State of Delaware on December 6, 2001.

    SECOND: That no shares of Series A Junior Participating Preferred Stock have been issued as of the date of this Certificate of Amendment of Certificate of Designation.

     THIRD: That the Board of Directors of the Corporation adopted the following resolutions:

          RESOLVED:  That the designation and amount, and relative rights, preferences, voting powers and other special rights of the shares of the Corporation's Series A Junior Participating Preferred Stock, and the qualifications, limitations or restrictions thereof, shall be amended and restated as set forth in Appendix A attached hereto.

          RESOLVED:  That the President, Chief Financial Officer or any Vice
                     President and the Secretary or any Assistant Secretary of the Corporation be, and they hereby are, authorized and directed, in the name and on behalf of the Corporation, to file the Certificate of Amendment of Certificate of Designation in accordance with the provisions of Delaware General Corporation Law and to take such actions as they may deem necessary or appropriate to carry out the intent of the foregoing resolution.

    FOURTH: That the aforesaid resolutions were duly and validly adopted in accordance with the applicable provisions of Section 151 of the General Corporation Law of the State of Delaware and the Certificate of Incorporation and By-Laws of the Corporation.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

   IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Designation to be executed by Steven B. Kaufman, its
President, this       th day of       , 2002.

                                          AVICI SYSTEMS INC.

                                          By: ________________________________
                                             Steven B. Kaufman
                                             President

                                                                     Appendix A

   Section 1. Designation and Amount. The shares of this series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be one hundred thousand (100,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

   Section 2.  Dividends and Distributions.

   (a) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any other stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount (if any) per share of Series A Preferred Stock (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to [INSERT POST-REVERSE STOCK SPLIT] times the aggregate per share amount of all cash dividends, and [INSERT POST-REVERSE STOCK SPLIT] times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, par value $0.0001 per share (the "Common Stock"), of the Corporation or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

   (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

   (c) Dividends due pursuant to paragraph (A) of this Section shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

   Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

   (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to [INSERT POST-REVERSE STOCK SPLIT] votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

   (b) Except as otherwise provided the Certificate of Incorporation, including any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

   (c) Except as set forth herein, or as otherwise required by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action. Without limiting the generality of the foregoing, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

   Section 4.  Certain Restrictions.

   (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

   (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, other than dividends on the Common Stock payable solely in additional shares of Common Stock;

   (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

   (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock.

   (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

   Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein or in the Restated Certificate of Incorporation, including any Certificate of Designations creating a series of Preferred Stock or any similar stock, or as otherwise required by law.

   Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share of Series A Preferred Stock, subject to the provision for adjustment hereinafter set forth, equal to [INSERT POST-REVERSE STOCK SPLIT] times the aggregate amount to be distributed per share to holders of shares of Common Stock plus an amount equal to any accrued and unpaid dividends. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

   Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to [INSERT POST-REVERSE STOCK SPLIT] times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common

Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

   Section 8. Amendment. The Restated Certificate of Incorporation shall not be amended in any manner, including in a merger or consolidation, which would alter, change, or repeal the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

   Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and upon liquidation, dissolution and winding up, junior to all series of Preferred Stock.

                               AVICI SYSTEMS INC.

         Special Meeting of Stockholders to be held on November 8, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Steven B. Kaufman and Paul F. Brauneis and each of them, with full power of substitution, as proxies to represent and vote all shares of stock of Avici Systems Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held on November 8, 2002, at 9:00 a.m. local time, at the offices of Testa, Hurwitz & Thibeault, LLP, Conference Room 22B, 125 High Street, Boston, Massachusetts 02110, and at all adjournments thereof, upon matters set forth in the Notice of Special Meeting of Stockholders and Proxy Statement dated October 15, 2002, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors recommends a vote FOR proposal 1.

                                SEE REVERSE SIDE

                            --FOLD AND DETACH HERE--

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER        Please mark your
DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S).  IF NO DIRECTION IS       votes as indicated
GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL IN ITEM 1.           in this example |X|.

1. To approve an amendment to the Fourth Restated Certificate of      I/We will attend the meeting.
   Incorporation of the Company to effect a reverse stock split       YES [ ]          NO [ ]
   whereby each outstanding 2, 3, 4 or 5 shares would be
   combined, converted and changed into one share of Common           MARK HERE FOR ADDRESS CHANGE AND NOTE
   Stock, with the effectiveness of one of such amendments and        BELOW
   the abandonment of the other amendments, or the abandonment        ______________________________________
   of all amendments as permitted under Section 242(c) of the
   Delaware General Corporation Law, to be determined by the          ______________________________________
   Board of Directors.

       FOR                 AGAINST                ABSTAIN             PLEASE COMPLETE, SIGN, DATE AND RETURN
       [ ]                   [ ]                    [ ]               THIS PROXY CARD PROMPTLY USING THE
                                                                      ENCLOSED ENVELOPE
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2. To transact such other business as may properly come before the meeting and any adjournment thereof.






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
Signature:                                   Signature:                                   Date:
          -----------------------------                -----------------------------            ------------------
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Please sign exactly as name appears hereon. Joint owners must both sign.
Attorney, executor, administrator, trustee or guardian must give full title as such. A corporation or partnership must sign its full name by authorized person.

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                              FOLD AND DETACH HERE

                      Vote by Internet or Telephone or Mail

                          24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 4PM Eastern time the business day prior to the annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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
         Internet                                 Telephone                                      Mail
http://www.eproxy.com/AVCI                      1-800-435-6710
--------------------------                                                          Mark, sign and date your proxy
Use the Internet to vote your           Use any touch-tone telephone                card and return it in the
proxy. Have your proxy card             to vote your proxy. Have your               enclosed postage-paid envelope.
in hand when you access the       OR    proxy card in hand when you          OR
web site. You will be prompted          call. You will be prompted to
to enter your control number,           enter your control number,
located in the box below, to            located in the box below, and
create and submit an electronic         then follow the directions given.
ballot.
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               If you vote your proxy by Internet or by telephone,
                 you do NOT need to mail back your proxy card.